EXHIBIT 99.1

Midland States Bancorp, Inc. Announces 2020 Second Quarter Results

Summary

  Net income of $12.6 million, or $0.53 diluted earnings per share
  Total loans increased $463.2 million, or 10.6%, from the end of the prior quarter
  Total deposits increased $292.5 million, or 6.3%, from the end of the prior quarter
  Efficiency ratio of 58.5%
  Allowance for credit losses strengthened to 0.97% of total loans
  $276.0 million in Paycheck Protection Program loans as of June 30, 2020

EFFINGHAM, Ill., July 23, 2020 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (Nasdaq: MSBI) (the “Company”) today reported net income of $12.6 million, or $0.53 diluted earnings per share, for the second quarter of 2020.  This compares to net income of $1.5 million, or $0.06 diluted earnings per share, for the first quarter of 2020, which was impacted by an $8.5 million impairment on commercial mortgage servicing rights (“MSR”) and $1.0 million in integration and acquisition expenses, and net income of $16.4 million, or $0.67 diluted earnings per share, for the second quarter of 2019.

Jeffrey G. Ludwig, President and Chief Executive Officer of the Company, said, “Despite the ongoing impact of the COVID-19 pandemic, we saw a number of positive trends in the quarter including significant balance sheet growth, higher revenue, and lower expense levels, which combined to produce a strong quarter of earnings and an increase in our tangible book value per share.

“While a great deal of uncertainty remains regarding the duration of the pandemic, we are seeing some encouraging signs across our markets and customers.  Overall asset quality remained relatively stable during the second quarter while requests for loan deferrals have slowed considerably in June and July.  Approximately 60% to 65% of the loans we granted deferrals to in April and May are expected to resume making their scheduled payments once their deferral period ends.

“Our participation in the Small Business Administration’s Paycheck Protection Program (“PPP”) has continued to be a valuable source of support to our communities.  Through the end of June, we had more than 2,300 applications approved by the SBA totaling $276.0 million in loans for our customers, which will help support more than 28,000 employees in our markets.

“We continue to increase our allowance for credit losses and maintain strong capital and liquidity positions.  We believe our strong balance sheet will enable us to continue supporting our clients through the duration of this crisis, while we focus on building upon the positive trends we are seeing in revenue generation and operating efficiencies,” said Mr. Ludwig.

Factors Affecting Comparability

The Company acquired HomeStar Financial Group, Inc. (“HomeStar”) in July 2019, with the core system conversion completed in October 2019. The financial position and results of operations of HomeStar prior to its acquisition date are not included in the Company’s financial results.

In addition, effective January 1, 2020, the Company adopted the new current expected credit loss (“CECL”) accounting standard, which replaces the incurred loss methodology with an estimated life of loan credit loss methodology.

Adjusted Earnings

Financial results for the second quarter of 2020 were impacted by a $0.4 million loss on residential mortgage servicing rights held-for-sale and $0.1 million in integration and acquisition expenses.  Excluding these amounts and certain income, adjusted earnings were $12.9 million, or $0.55 diluted earnings per share, for the second quarter of 2020.

Financial results for the first quarter of 2020 were impacted by $1.0 million in integration and acquisition expenses, a $0.5 million loss on residential mortgage servicing rights held-for-sale, and a $0.2 million loss on the repurchase of subordinated debt.  Excluding these amounts and certain income, adjusted earnings were $2.8 million, or $0.11 diluted earnings per share, for the first quarter of 2020.

A reconciliation of adjusted earnings to net income according to accounting principles generally accepted in the United States (“GAAP”) is provided in the financial tables at the end of this press release.

Net Interest Margin

Net interest margin for the second quarter of 2020 was 3.32%, compared to 3.48% for the first quarter of 2020.  The Company’s net interest margin benefits from accretion income on purchased loan portfolios, which contributed 12 and 16 basis points to net interest margin in the second quarter of 2020 and first quarter of 2020, respectively.  Excluding the impact of accretion income, net interest margin decreased 12 basis points from the first quarter of 2020, which was primarily attributable to excess liquidity invested in lower-yielding earning assets and the addition of low-yielding loans originated through the PPP program.

Relative to the second quarter of 2019, net interest margin decreased from 3.76%.  Accretion income on purchased loan portfolios contributed 25 basis points to net interest margin in the second quarter of 2019.  Excluding the impact of accretion income, net interest margin decreased 31 basis points compared to the second quarter of 2019, primarily due to the impact of new subordinated debt issued in September 2019 and a decline in the yield on earning assets.

Net Interest Income

Net interest income for the second quarter of 2020 was $49.0 million, an increase of 5.0% from $46.7 million for the first quarter of 2020.  Excluding accretion income, net interest income increased $2.8 million from the prior quarter.  Accretion income associated with purchased loan portfolios totaled $1.8 million for the second quarter of 2020, compared with $2.2 million for the first quarter of 2020.

Relative to the second quarter of 2019, net interest income increased $2.9 million, or 6.3%.  Accretion income for the second quarter of 2019 was $3.4 million.  Excluding the impact of accretion income, net interest income increased primarily due to the acquisition of HomeStar’s loans and securities and organic loan growth.

Noninterest Income

Noninterest income for the second quarter of 2020 was $19.4 million, an increase of 125.6% from $8.6 million for the first quarter of 2020, which included an $8.5 million impairment on commercial MSRs.  Excluding the impairment, the increase was primarily attributable to higher commercial FHA and residential mortgage banking revenue.

Relative to the second quarter of 2019, noninterest income decreased 1.0% from $19.6 million.  The decrease was primarily attributable to lower commercial FHA revenue and service charges on deposit accounts, partially offset by higher residential mortgage banking revenue.

Wealth management revenue for the second quarter of 2020 was $5.7 million, unchanged from the first quarter of 2020.  Compared to the second quarter of 2019, wealth management revenue increased 3.5%.

Commercial FHA revenue for the second quarter of 2020 was $3.4 million, compared to $1.3 million in the first quarter of 2020.  During the second quarter of 2020, the Company recorded a $0.1 million commercial MSR impairment, compared to a $8.5 million impairment recorded in the first quarter of 2020.  The Company originated $134.8 million in rate lock commitments during the second quarter of 2020, compared to $13.3 million in the prior quarter.  Compared to the second quarter of 2019, commercial FHA revenue decreased $0.9 million.

Noninterest Expense

Noninterest expense for the second quarter of 2020 was $40.8 million, which included a $0.4 million loss on residential MSRs held for sale and $0.1 million in integration and acquisition expenses, compared with $42.7 million for the first quarter of 2020, which included $1.0 million in integration and acquisition expenses, a $0.5 million loss on residential MSRs held for sale, and a $0.2 million loss on the repurchase of subordinated debt.  Excluding losses on residential MSRs held for sale, integration and acquisition expenses, and the loss on the repurchase of subordinated debt, the $0.6 million decrease in noninterest expense primarily reflects lower salaries and employee benefits expense resulting from the staffing level adjustments made during the first quarter of 2020.

Relative to the second quarter of 2019, noninterest expense increased 1.5% from $40.2 million, which included $0.3 million in integration and acquisition expenses and a $0.5 million gain on residential MSRs held for sale.  Excluding integration and acquisition expenses and gains/losses on MSRs held for sale, noninterest expense was essentially unchanged from the prior year period.

Loan Portfolio

Total loans outstanding were $4.84 billion at June 30, 2020, compared with $4.38 billion at March 31, 2020 and $4.07 billion at June 30, 2019.  The increase in total loans from March 31, 2020 was primarily attributable to loans originated under the PPP program and an increase in consumer loans and equipment finance loans and leases.

Equipment finance balances increased $78.2 million from March 31, 2020, which are booked within the commercial loans and leases portfolio, reflecting management’s efforts to grow the equipment finance business.

The increase in total loans from June 30, 2019 was primarily attributable to the addition of HomeStar’s loan portfolio, the growth in equipment finance balances, and loans originated under the PPP program.

Deposits

Total deposits were $4.94 billion at June 30, 2020, compared with $4.65 billion at March 31, 2020, and $4.01 billion at June 30, 2019.  The increase in total deposits from both prior periods was attributable to an increase in core deposits, primarily from commercial customers, partially driven by inflows of PPP-related funds, while the addition of HomeStar’s deposits also contributed to the increase from June 30, 2019.

Asset Quality

Nonperforming loans totaled $60.5 million, or 1.25% of total loans, at June 30, 2020, compared with $58.2 million, or 1.33% of total loans, at March 31, 2020. The increase in non-performing loans was primarily attributable to the addition of one large relationship partially reduced by charge-offs and transfers to other real estate owned. At June 30, 2019, nonperforming loans totaled $50.7 million, or 1.24% of total loans.

Net charge-offs for the second quarter of 2020 were $3.1 million, or 0.26% of average loans on an annualized basis.

The Company recorded a provision for credit losses on loans of $11.6 million for the second quarter of 2020, which reflects the weakened economic outlook due to the impact of the COVID-19 pandemic.

The Company’s allowance for credit losses on loans was 0.97% of total loans and 77.8% of nonperforming loans at June 30, 2020, compared with 0.88% of total loans and 66.3% of nonperforming loans at March 31, 2020.  Approximately 96% of the allowance for credit losses on loans at June 30, 2020 was allocated to general reserves.

Capital

At June 30, 2020, Midland States Bank and the Company exceeded all regulatory capital requirements under Basel III, and Midland States Bank met the qualifications to be a ‘‘well-capitalized’’ financial institution, as summarized in the following table:

	Bank Level Ratios as of June 30, 2020	Consolidated Ratios as of June 30, 2020	Minimum Regulatory Requirements (2)
Total capital to risk-weighted assets	12.05%	13.67%	10.50%
Tier 1 capital to risk-weighted assets	11.28%	9.71%	8.50%
Tier 1 leverage ratio	9.01%	7.75%	4.00%
Common equity Tier 1 capital	11.28%	8.44%	7.00%
Tangible common equity to tangible assets (1)	NA	6.67%	NA

(1) A non-GAAP financial measure. Refer to page 15 for a reconciliation to the comparable GAAP financial measure.
(2) Includes the capital conservation buffer of 2.5%.

Stock Repurchase Program

During the second quarter of 2020, the Company repurchased 470,278 shares of its common stock at a weighted average price of $15.22 under its stock repurchase program, which authorized the repurchase of up to $50 million of its common stock.  As of June 30, 2020, the Company had $18.3 million remaining under the current stock repurchase authorization.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call and webcast at 7:30 a.m. Central Time on Friday, July 24, 2020, to discuss its financial results.  The call can be accessed via telephone at (877) 516-3531; conference ID: 1477734.  A recorded replay can be accessed through July 31, 2020, by dialing (855) 859-2056; conference ID: 1477734.

A slide presentation relating to the second quarter 2020 results will be accessible prior to the scheduled conference call.  This earnings release should be read together with the slide presentation, which contains important information related to the impact of COVID-19.  The slide presentation and webcast of the conference call can be accessed on the Webcasts and Presentations page of the Company’s investor relations website at investors.midlandsb.com under the “News and Events” tab.

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of June 30, 2020, the Company had total assets of approximately $6.64 billion, and its Wealth Management Group had assets under administration of approximately $3.25 billion. Midland provides a full range of commercial and consumer banking products and services, business equipment financing, merchant credit card services, trust and investment management, and insurance and financial planning services. In addition, multi-family and healthcare facility FHA financing is provided through Love Funding, Midland’s non-bank subsidiary. For additional information, visit https://www.midlandsb.com/ or follow Midland on LinkedIn at https://www.linkedin.com/company/midland-states-bank.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP.  These non-GAAP financial measures include “Adjusted Earnings,” “Adjusted Diluted Earnings Per Common Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” “Adjusted Return on Average Tangible Common Equity,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share” and “Return on Average Tangible Common Equity.”  The Company believes these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability.  These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures.  Not all companies use the same calculation of these measures; therefore, this presentation may not be comparable to other similarly titled measures as presented by other companies.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals and future earnings levels.  These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, including the effects of the COVID-19 pandemic including its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state and local government laws, regulations and orders in connection with the pandemic; changes in the financial markets; changes in business plans as circumstances warrant; risks relating to acquisitions; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission.  Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," or similar terminology.  Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACTS:
Jeffrey G. Ludwig, President and CEO, at jludwig@midlandsb.com or (217) 342-7321
Eric T. Lemke, Chief Financial Officer, at elemke@midlandsb.com or (217) 342-7321
Douglas J. Tucker, SVP and Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share data)	2020	2020	2019	2019	2019
Earnings Summary
Net interest income	$48,989	$46,651	$48,687	$49,450	$46,077
Provision for credit losses on loans	11,610	10,569	5,305	4,361	4,076
Noninterest income	19,396	8,598	19,014	19,606	19,587
Noninterest expense	40,782	42,675	46,325	48,025	40,194
Income before income taxes	15,993	2,005	16,071	16,670	21,394
Income taxes	3,424	456	3,279	4,015	5,039
Net income	12,569	1,549	12,792	12,655	16,355
Preferred stock dividends, net	-	-	-	(22)	34
Net income available to common shareholders	$12,569	$1,549	$12,792	$12,677	$16,321

Diluted earnings per common share	$0.53	$0.06	$0.51	$0.51	$0.67
Weighted average shares outstanding - diluted	23,339,964	24,538,002	24,761,960	24,684,529	24,303,211
Return on average assets	0.77%	0.10%	0.83%	0.84%	1.17%
Return on average shareholders' equity	8.00%	0.96%	7.71%	7.71%	10.43%
Return on average tangible common equity (1)	11.84%	1.39%	11.24%	11.19%	15.34%
Net interest margin	3.32%	3.48%	3.56%	3.70%	3.76%
Efficiency ratio (1)	58.53%	63.78%	59.46%	60.63%	61.58%

Adjusted Earnings Performance Summary
Adjusted earnings (1)	$12,884	$2,806	$16,110	$16,422	$16,196
Adjusted diluted earnings per common share (1)	$0.55	$0.11	$0.64	$0.66	$0.66
Adjusted return on average assets (1)	0.78%	0.19%	1.04%	1.09%	1.16%
Adjusted return on average shareholders' equity (1)	8.20%	1.73%	9.71%	10.01%	10.33%
Adjusted return on average tangible common equity (1)	12.14%	2.53%	14.15%	14.52%	15.19%

(1) Non-GAAP financial measures. Refer to pages 13 - 15 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands, except per share data)	2020	2020	2019	2019	2019
Net interest income:
Interest income	$60,548	$61,314	$64,444	$65,006	$60,636
Interest expense	11,559	14,663	15,757	15,556	14,559
Net interest income	48,989	46,651	48,687	49,450	46,077
Provision for credit losses on loans	11,610	10,569	5,305	4,361	4,076
Net interest income after provision for credit losses on loans	37,379	36,082	43,382	45,089	42,001
Noninterest income:
Wealth management revenue	5,698	5,677	5,377	5,998	5,504
Commercial FHA revenue	3,414	1,267	3,702	3,954	4,358
Residential mortgage banking revenue	2,723	1,755	763	720	611
Service charges on deposit accounts	1,706	2,656	2,860	3,008	2,639
Interchange revenue	3,013	2,833	3,053	3,249	3,010
Gain on sales of investment securities, net	-	-	635	25	14
(Impairment) recapture on commercial mortgage servicing rights	(107)	(8,468)	(1,613)	(1,060)	559
Other income	2,949	2,878	4,237	3,712	2,892
Total noninterest income	19,396	8,598	19,014	19,606	19,587
Noninterest expense:
Salaries and employee benefits	20,740	21,063	23,650	25,083	21,134
Occupancy and equipment	4,286	4,869	4,654	4,793	4,511
Data processing	5,300	5,334	6,074	5,271	4,821
Professional	1,606	1,855	1,952	2,348	2,410
Amortization of intangible assets	1,629	1,762	1,804	1,803	1,673
Loss (gain) on mortgage servicing rights held for sale	391	496	95	(70)	(515)
Other expense	6,830	7,296	8,096	8,797	6,160
Total noninterest expense	40,782	42,675	46,325	48,025	40,194
Income before income taxes	15,993	2,005	16,071	16,670	21,394
Income taxes	3,424	456	3,279	4,015	5,039
Net income	12,569	1,549	12,792	12,655	16,355
Preferred stock dividends, net	-	-	-	(22)	34
Net income available to common shareholders	$12,569	$1,549	$12,792	$12,677	$16,321

Basic earnings per common share	$0.53	$0.06	$0.52	$0.51	$0.67
Diluted earnings per common share	$0.53	$0.06	$0.51	$0.51	$0.67

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2020	2020	2019	2019	2019
Assets
Cash and cash equivalents	$519,868	$449,396	$394,505	$409,346	$245,415
Investment securities	639,693	661,894	655,054	668,630	613,026
Loans	4,839,423	4,376,204	4,401,410	4,328,835	4,073,527
Allowance for credit losses on loans	(47,093)	(38,545)	(28,028)	(24,917)	(25,925)
Total loans, net	4,792,330	4,337,659	4,373,382	4,303,918	4,047,602
Loans held for sale	32,403	113,852	16,431	88,322	22,143
Premises and equipment, net	89,046	90,118	91,055	93,896	94,824
Other real estate owned	12,728	7,892	6,745	4,890	3,797
Loan servicing rights, at lower of cost or fair value	44,239	44,566	53,824	54,124	54,191
Mortgage servicing rights held for sale	1,244	1,460	1,972	1,860	159
Goodwill	172,796	172,796	171,758	171,074	164,673
Other intangible assets, net	31,495	33,124	34,886	36,690	33,893
Cash surrender value of life insurance policies	144,215	143,323	142,423	141,510	140,593
Other assets	164,441	152,150	144,982	139,644	125,739
Total assets	$6,644,498	$6,208,230	$6,087,017	$6,113,904	$5,546,055

Liabilities and Shareholders' Equity
Noninterest-bearing deposits	$1,273,267	$1,052,726	$1,019,472	$1,015,081	$902,286
Interest-bearing deposits	3,669,840	3,597,914	3,524,782	3,430,090	3,108,921
Total deposits	4,943,107	4,650,640	4,544,254	4,445,171	4,011,207
Short-term borrowings	77,136	43,578	82,029	122,294	113,844
FHLB advances and other borrowings	693,865	593,089	493,311	559,932	582,387
Subordinated debt	169,610	169,505	176,653	192,689	94,215
Trust preferred debentures	48,551	48,420	48,288	48,165	48,041
Other liabilities	78,640	71,838	80,571	90,131	56,473
Total liabilities	6,010,909	5,577,070	5,425,106	5,458,382	4,906,167
Total shareholders’ equity	633,589	631,160	661,911	655,522	639,888
Total liabilities and shareholders’ equity	$6,644,498	$6,208,230	$6,087,017	$6,113,904	$5,546,055

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2020	2020	2019	2019	2019
Loan Portfolio
Commercial loans and leases	$1,856,435	$1,439,145	$1,387,766	$1,292,511	$1,149,370
Commercial real estate	1,495,183	1,507,280	1,526,504	1,622,363	1,524,369
Construction and land development	207,593	208,361	208,733	215,978	250,414
Residential real estate	509,453	548,014	568,291	587,984	552,406
Consumer	770,759	673,404	710,116	609,999	596,968
Total loans	$4,839,423	$4,376,204	$4,401,410	$4,328,835	$4,073,527

Deposit Portfolio
Noninterest-bearing demand	$1,273,267	$1,052,726	$1,019,472	$1,015,081	$902,286
Interest-bearing:
Checking	1,484,728	1,425,022	1,342,788	1,222,599	1,009,023
Money market	877,675	849,642	787,662	753,869	732,573
Savings	594,685	534,457	522,456	526,938	442,017
Time	689,841	765,870	822,160	833,038	785,337
Brokered time	22,911	22,923	49,716	93,646	139,971
Total deposits	$4,943,107	$4,650,640	$4,544,254	$4,445,171	$4,011,207

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2020	2020	2019	2019	2019
Average Balance Sheets
Cash and cash equivalents	$489,941	$337,851	$406,526	$259,427	$162,110
Investment securities	650,356	662,450	631,294	666,157	636,946
Loans	4,696,288	4,384,206	4,359,144	4,352,635	4,086,720
Loans held for sale	99,169	19,844	36,974	31,664	40,177
Nonmarketable equity securities	50,661	45,124	43,745	44,010	44,217
Total interest-earning assets	5,986,415	5,449,475	5,477,683	5,353,893	4,970,170
Non-earning assets	619,411	624,594	649,169	636,028	618,023
Total assets	$6,605,826	$6,074,069	$6,126,852	$5,989,921	$5,588,193

Interest-bearing deposits	$3,651,406	$3,549,515	$3,490,165	$3,429,063	$3,107,660
Short-term borrowings	59,103	55,616	104,598	124,183	120,859
FHLB advances and other borrowings	692,470	532,733	531,419	591,516	607,288
Subordinated debt	169,560	170,026	182,149	106,090	94,196
Trust preferred debentures	48,487	48,357	48,229	48,105	47,982
Total interest-bearing liabilities	4,621,026	4,356,247	4,356,560	4,298,957	3,977,985
Noninterest-bearing deposits	1,280,983	986,178	1,028,670	967,192	921,115
Other noninterest-bearing liabilities	71,853	78,943	83,125	72,610	60,363
Shareholders' equity	631,964	652,701	658,497	651,162	628,730
Total liabilities and shareholders' equity	$6,605,826	$6,074,069	$6,126,852	$5,989,921	$5,588,193

Yields
Earning Assets
Cash and cash equivalents	0.14%	1.26%	1.62%	2.14%	2.43%
Investment securities	3.05%	3.23%	3.10%	3.00%	3.11%
Loans	4.64%	5.01%	5.22%	5.31%	5.32%
Loans held for sale	4.07%	3.87%	4.12%	3.02%	4.50%
Nonmarketable equity securities	5.40%	5.39%	5.31%	5.33%	5.42%
Total interest-earning assets	4.10%	4.56%	4.70%	4.85%	4.94%

Interest-Bearing Liabilities
Interest-bearing deposits	0.61%	0.95%	1.03%	1.08%	1.09%
Short-term borrowings	0.19%	0.73%	0.67%	0.68%	0.70%
FHLB advances and other borrowings	1.69%	2.24%	2.26%	2.36%	2.34%
Subordinated debt	5.85%	5.90%	5.94%	6.30%	6.43%
Trust preferred debentures	4.86%	6.02%	6.41%	6.83%	7.17%
Total interest-bearing liabilities	1.01%	1.35%	1.43%	1.44%	1.47%

Cost of Deposits	0.45%	0.74%	0.80%	0.84%	0.84%

Net Interest Margin	3.32%	3.48%	3.56%	3.70%	3.76%

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of and for the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share data)	2020	2020	2019	2019	2019
Asset Quality
Loans 30-89 days past due	$36,551	$40,392	$29,876	$23,118	$21,554
Nonperforming loans	60,513	58,166	42,082	45,168	50,676
Nonperforming assets	74,707	67,158	50,027	50,058	54,473
Net charge-offs	3,062	12,835	2,194	5,369	1,242
Loans 30-89 days past due to total loans	0.76%	0.92%	0.68%	0.53%	0.53%
Nonperforming loans to total loans	1.25%	1.33%	0.96%	1.04%	1.24%
Nonperforming assets to total assets	1.12%	1.08%	0.82%	0.82%	0.98%
Allowance for credit losses to total loans	0.97%	0.88%	0.64%	0.58%	0.64%
Allowance for credit losses to nonperforming loans	77.82%	66.27%	66.60%	55.29%	51.16%
Net charge-offs to average loans	0.26%	1.18%	0.20%	0.49%	0.12%

Wealth Management
Trust assets under administration	$3,253,784	$2,967,536	$3,409,959	$3,281,260	$3,125,869

Market Data
Book value per share at period end	$27.62	$26.99	$27.10	$26.93	$26.66
Tangible book value per share at period end (1)	$18.72	$18.19	$18.64	$18.40	$18.36
Market price at period end	$14.95	$17.49	$28.96	$26.05	$26.72
Shares outstanding at period end	22,937,296	23,381,496	24,420,345	24,338,748	23,897,038

Capital
Total capital to risk-weighted assets	13.67%	13.73%	14.72%	14.82%	13.49%
Tier 1 capital to risk-weighted assets	9.71%	9.76%	10.52%	10.35%	10.85%
Tier 1 leverage ratio	7.75%	8.39%	8.74%	8.77%	9.27%
Tier 1 common capital to risk-weighted assets	8.44%	8.47%	9.20%	9.02%	9.38%
Tangible common equity to tangible assets (1)	6.67%	7.08%	7.74%	7.58%	8.20%

(1) Non-GAAP financial measures. Refer to pages 13 - 15 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

Adjusted Earnings Reconciliation

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share data)	2020	2020	2019	2019	2019
Income before income taxes - GAAP	$15,993	$2,005	$16,071	$16,670	$21,394
Adjustments to noninterest income:
Gain on sales of investment securities, net	-	-	635	25	14
Other	11	(13)	(6)	-	(23)
Total adjustments to noninterest income	11	(13)	629	25	(9)
Adjustments to noninterest expense:
Loss (gain) on mortgage servicing rights held for sale	391	496	95	(70)	(515)
Loss on repurchase of subordinated debt	-	193	1,778	-	-
Integration and acquisition expenses	54	1,031	3,332	5,292	286
Total adjustments to noninterest expense	445	1,720	5,205	5,222	(229)
Adjusted earnings pre tax	16,427	3,738	20,647	21,867	21,174
Adjusted earnings tax	3,543	932	4,537	5,445	4,978
Adjusted earnings - non-GAAP	12,884	2,806	16,110	16,422	16,196
Preferred stock dividends, net	-	-	-	(22)	34
Adjusted earnings available to common shareholders - non-GAAP	$12,884	$2,806	$16,110	$16,444	$16,162
Adjusted diluted earnings per common share	$0.55	$0.11	$0.64	$0.66	$0.66
Adjusted return on average assets	0.78%	0.19%	1.04%	1.09%	1.16%
Adjusted return on average shareholders' equity	8.20%	1.73%	9.71%	10.01%	10.33%
Adjusted return on average tangible common equity	12.14%	2.53%	14.15%	14.52%	15.19%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (continued)

Efficiency Ratio Reconciliation
	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2020	2020	2019	2019	2019
Noninterest expense - GAAP	$40,782	$42,675	$46,325	$48,025	$40,194
(Loss) gain on mortgage servicing rights held for sale	(391)	(496)	(95)	70	515
Loss on repurchase of subordinated debt	-	(193)	(1,778)	-	-
Integration and acquisition expenses	(54)	(1,031)	(3,332)	(5,292)	(286)
Adjusted noninterest expense	$40,337	$40,955	$41,120	$42,803	$40,423

Net interest income - GAAP	$48,989	$46,651	$48,687	$49,450	$46,077
Effect of tax-exempt income	438	485	474	502	526
Adjusted net interest income	49,427	47,136	49,161	49,952	46,603

Noninterest income - GAAP	$19,396	$8,598	$19,014	$19,606	$19,587
Loan servicing rights impairment (recapture)	107	8,468	1,613	1,060	(559)
Gain on sales of investment securities, net	-	-	(635)	(25)	(14)
Other	(11)	13	6	-	23
Adjusted noninterest income	19,492	17,079	19,998	20,641	19,037

Adjusted total revenue	$68,919	$64,215	$69,159	$70,593	$65,640

Efficiency ratio	58.53%	63.78%	59.46%	60.63%	61.58%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (continued)

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share data)	2020	2020	2019	2019	2019
Shareholders' Equity to Tangible Common Equity
Total shareholders' equity—GAAP	$633,589	$631,160	$661,911	$655,522	$639,888
Adjustments:
Preferred stock	-	-	-	-	(2,684)
Goodwill	(172,796)	(172,796)	(171,758)	(171,074)	(164,673)
Other intangibles, net	(31,495)	(33,124)	(34,886)	(36,690)	(33,893)
Tangible common equity	$429,298	$425,240	$455,267	$447,758	$438,638

Total Assets to Tangible Assets:
Total assets—GAAP	$6,644,498	$6,208,230	$6,087,017	$6,113,904	$5,546,055
Adjustments:
Goodwill	(172,796)	(172,796)	(171,758)	(171,074)	(164,673)
Other intangibles, net	(31,495)	(33,124)	(34,886)	(36,690)	(33,893)
Tangible assets	$6,440,207	$6,002,310	$5,880,373	$5,906,140	$5,347,489

Common Shares Outstanding	22,937,296	23,381,496	24,420,345	24,338,748	23,897,038

Tangible Common Equity to Tangible Assets	6.67%	7.08%	7.74%	7.58%	8.20%
Tangible Book Value Per Share	$18.72	$18.19	$18.64	$18.40	$18.36

Return on Average Tangible Common Equity (ROATCE)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2020	2020	2019	2019	2019
Net income available to common shareholders	$12,569	$1,549	$12,792	$12,677	$16,321

Average total shareholders' equity—GAAP	$631,964	$652,701	$658,497	$651,162	$628,730
Adjustments:
Preferred stock	-	-	-	(814)	(2,708)
Goodwill	(172,796)	(171,890)	(171,082)	(166,389)	(164,673)
Other intangibles, net	(32,275)	(33,951)	(35,745)	(34,519)	(34,689)
Average tangible common equity	$426,893	$446,860	$451,670	$449,440	$426,660
ROATCE	11.84%	1.39%	11.24%	11.19%	15.34%